                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39883, 33-39881, 33-56501, 33-48162, 33-41203,
333-01111, 333-73113, 333-73115, 333-73117, 333-30954 and 333-90047) and Form
S-3 (Nos. 333-52283, 33-57517, 33-52679 and 333-82999) of AmeriCredit Corp. of
our report, dated August 3, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 3, 2000 relating to the financial statement schedules, which appears in this Form 10-K.

                                          PricewaterhouseCoopers LLP
Fort Worth, Texas
September 27, 2000